EXHIBIT 23

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the incorporation of our report, included in this Form 10-K, into the Company's previously filed Registration Statement Files No. 333-87192, 333-06097, 333-18435, 333-18741 and
333-42881.

ARTHUR ANDERSEN LLP
Houston, Texas
June 25, 1998